UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2017

AMERICAN CAMPUS COMMUNITIES, INC.
AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP
(Exact name of Registrant as specified in its Charter)

Maryland Maryland	001-32265 333-181102-01	76-0753089 56-2473181
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill Country Blvd., Suite T-200, Austin, Texas 78738
(Address of Principal Executive Offices)     (Zip Code)

Registrant's telephone number, including area code: (512) 732-1000

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐⁯	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

In connection with the issuance and sale by American Campus Communities Operating Partnership LP (the “Operating Partnership”) of $400 million aggregate principal amounts of its 3.625% Senior Notes due 2027 (the “Notes”), on October 2, 2017, the Operating Partnership, American Campus Communities, Inc. (the “Company”) and American Campus Communities Holdings, LLC, a wholly-owned subsidiary of the Company and the general partner of the Operating Partnership, on one hand, and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), on the other hand, entered into an underwriting agreement. The Notes will be will be fully and unconditionally guaranteed by the Company.
The offering of the Notes is described in the Company’s and the Operating Partnership’s Prospectus Supplement dated October 2, 2017 to the Prospectus dated May 21, 2015. The Notes were issued pursuant to the Company’s and the Operating Partnership’s existing shelf registration statement.
After deducting underwriting discounts and other offering expenses, the net proceeds from the sale of the Notes will be approximately $395 million. The Operating Partnership intends to use the net proceeds to repay the outstanding balance of its revolving credit facility, to fund the Core/DRW Transaction (as defined below), other projects in its current development pipeline and other potential acquisitions of student housing properties and for general business purposes. In addition, the Underwriters and certain of their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company and its affiliates. They have received or will continue to receive customary fees and commissions for these transactions.
The description herein of the Underwriting Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Underwriting Agreement filed as Exhibit 1.1 hereto.

Item 2.01    Completion of Acquisition or Disposition of Assets
On August 14, 2017, subsidiaries of the Operating Partnership entered into a series of related agreements with affiliates of Core Spaces and DRW Real Estate Investments to acquire seven student housing properties totaling 3,776 beds for an aggregate of $590.6 million. We collectively refer to these transactions as the “Core/DRW Transaction.”
Pursuant to these agreements, subsidiaries of the Operating Partnership have acquired two existing properties, Hub Eugene, which contains 513 beds and is located pedestrian to the University of Oregon, and State, which contains 665 beds and is located adjacent to Colorado State University.
Also pursuant to these agreements, subsidiaries of the Operating Partnership acquired a recently completed property, The James, which contains 850 beds and is located two blocks from the University of Wisconsin, and on October 2, 2017 exercised an option to acquire a second recently completed property, Hub U District Seattle, which contains 248 beds and is located pedestrian to the University of Washington, which is expected to close in October 2017. The James is owned by, and at closing, Hub U District Seattle will be owned by, a joint venture with the developers of the properties in which we will initially invest an aggregate of $135.7 million. The remaining interest in both properties are subject to further purchase and put options exercisable in the fourth quarter of 2019 and the second quarter of 2020, respectively, for an amount to be determined by fair market value, expected to approximate $68.8 million (subject to certain adjustments), in aggregate.

Further pursuant to these agreements, subsidiaries of the Operating Partnership have acquired three under-construction properties, Hub Ann Arbor, which is located pedestrian to the University of Michigan, Hub West Lafayette, which is located pedestrian to Purdue University, and Hub Flagstaff, which is located pedestrian to Northern Arizona University. These properties are scheduled for delivery in Fall 2018 and will contain a total of 1,500 beds. The properties are owned by a joint venture with the developers of the properties in which the Operating Partnership has initially invested $24.2 million. The Operating Partnership expects to increase its investment by $130.6 million upon completion of the properties in Fall 2018, and the remaining interests in the properties are subject to purchase and put options exercisable in the third quarter of 2019 and the first quarter of 2020, respectively, for an amount to be determined by fair market value, expected to approximate $85.2 million (subject to certain adjustments), in aggregate, subject to satisfactory completion and delivery of such properties. Upon the initial funding, the Operating Partnership, through such subsidiaries, assumed sole operational control, while the developers retained certain limited decision making abilities, including responsibility for the development and delivery of these properties. The acquisitions are subject to adjustment to total consideration based on stabilized property tax assessments, various earn-out adjustments and closing conditions, including satisfactory completion of these properties. Therefore, there can be no assurance with respect to the timing of the closing of any of these acquisitions or whether these acquisitions will be completed.
Forward-Looking Statements
In addition to historical information, this Current Report on Form 8-K contains forward-looking statements under the applicable federal securities law. These statements are based on management’s current expectations and assumptions regarding markets in which the Company operates, operational strategies, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. For discussions of some risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2016 under the heading “Risk Factors” and under the heading “Business - Forward-looking Statements” and subsequent quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01.    Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit Number	Title

1.1
Underwriting Agreement, dated October 2, 2017, between American Campus Communities, Inc., American Campus Communities Operating Partnership LP and American Campus Communities Holdings, LLC, on one hand, and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, on the other hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAMPUS COMMUNITIES, INC.

Date: October 4, 2017	By:	/s/ Kim K. Voss
Kim K. Voss
Executive Vice President, Chief Accounting Officer

AMERICAN CAMPUS COMMUNITIES
OPERATING PARTNERSHIP LP

	By:	American Campus Communities Holdings
LLC, its general partner

		By:	American Campus Communities, Inc.,
its sole member

			By:	/s/ Kim K. Voss
Kim K. Voss
Executive Vice President, Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Title

1.1
Underwriting Agreement, dated October 2, 2017, between American Campus Communities, Inc., American Campus Communities Operating Partnership LP and American Campus Communities Holdings, LLC, on one hand, and Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, on the other hand.